                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

                                          [_] Confidential, for Use of the
[X] Definitive Proxy Statement                Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12

                            STANDARD PACIFIC CORP.
               (Name of Registrant as Specified In Its Charter)

                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                            STANDARD PACIFIC CORP.
                              15326 Alton Parkway
                         Irvine, California 92618-2338

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 16, 2001

   The 2001 Annual Meeting of Stockholders of Standard Pacific Corp. (the "Company") will be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660, on May 16, 2001 at 11:00 A.M., local time, for the following purposes:

  (1) To elect three directors, constituting Class I of the Board of Directors, to hold office for a three-year term;

  (2) To consider the approval of the Company's Amended Management Incentive Bonus Plan; and

  (3) To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

   The close of business on March 22, 2001 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any and all postponements and adjournments thereof.

   In order to constitute a quorum for the conduct of business at the Annual Meeting, it is necessary that holders of a majority of all outstanding shares of common stock be present in person or be represented by proxy. Your attention is invited to the accompanying proxy statement. To assure your representation at the Annual Meeting, please date, sign and mail the enclosed proxy for which a return envelope is provided. Stockholders may also vote by telephone or the Internet, 24 hours a day, 7 days a week. Please follow the instructions printed on the enclosed proxy card. Stockholders who attend the Annual Meeting may vote in person even though they have previously mailed their proxy or voted via telephone or the Internet.

                                          By Order of the Board of Directors

                                          CLAY A. HALVORSEN
                                          Secretary

Irvine, California
March 30, 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT............................................................   1

GENERAL INFORMATION........................................................   1

RECORD DATE AND VOTING.....................................................   1

PROPOSAL NO. 1: ELECTION OF DIRECTORS......................................   3

PROPOSAL NO. 2: AMENDED MANAGEMENT INCENTIVE BONUS PLAN....................   6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............   9

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD.............................  10

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION................  11

EXECUTIVE COMPENSATION.....................................................  12

CERTAIN TRANSACTIONS.......................................................  14

REPORT OF THE COMPENSATION COMMITTEE.......................................  15

REPORT OF THE AUDIT COMMITTEE..............................................  18

COMPANY PERFORMANCE........................................................  19

INFORMATION CONCERNING AUDITORS............................................  20

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS..........  20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE....................  20

FORM 10-K ANNUAL REPORT....................................................  21

OTHER MATTERS..............................................................  21

APPENDIX A: CHARTER OF AUDIT COMMITTEE..................................... A-1

                                PROXY STATEMENT

                            STANDARD PACIFIC CORP.
                              15326 Alton Parkway
                         Irvine, California 92618-2338

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 16, 2001

                              GENERAL INFORMATION

   This proxy statement is being mailed on or about March 30, 2001 in connection with the solicitation on behalf of the Board of Directors of Standard Pacific Corp., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 16, 2001, at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California 92660, at 11:00 A.M., local time, and at any and all postponements and adjournments thereof.

   The entire cost of this solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing the proxy solicitation materials and all papers accompanying them. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy material to beneficial owners. In addition to solicitation by mail, certain officers, directors and regular employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone, facsimile, e-mail or personally. The Company has engaged ChaseMellon Consulting Services, L.L.C. to assist in the solicitation of proxies. The fee for such services will be approximately $5,500 plus reasonable expenses.

                            RECORD DATE AND VOTING

   All voting rights are vested exclusively in the holders of the Company's common stock, par value $.01 per share. Only stockholders of record as of the close of business on March 22, 2001 are entitled to receive notice of and to vote at the meeting.

   The persons named in the accompanying proxy card will vote shares represented by all valid proxies in accordance with the instructions contained thereon. In the absence of instructions, shares represented by properly completed proxies will be voted (i) in favor of the election of the Class I directors of the Company designated hereinafter as nominees (see "Election of Directors" at page 3 of this proxy statement) and (ii) for approval of the Company's Amended and Restated Management Incentive Bonus Plan (see "Amended Management Incentive Bonus Plan" at page 6 of this proxy statement). Any stockholder may revoke his or her proxy at any time prior to its use by writing to the Secretary of the Company, by voting again via mail, telephone or the Internet, or by attending the meeting and casting his or her vote in person. A stockholder's last vote will be the vote that is counted.

   As of March 1, 2001, the Company had outstanding a total of 30,192,157 shares of common stock, each share of which is entitled to one vote. The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

   Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as votes against any matter submitted to the stockholders for a vote. Abstentions will have no effect on the election of directors, however, such election being by a plurality vote.

   The election inspectors will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy or indicated electronically that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Under such circumstances, the broker non-vote will have no effect on the outcome of such matter.

   Stockholders can vote by telephone by calling toll free 1-877-779-8683 from the U. S. or Canada (outside the U. S. or Canada 1-201-536-8073) or via the Internet at http://www.eproxyvote.com/spf at anytime before the Annual Meeting on May 16, 2001. Telephone and Internet voting is available 24 hours a day, 7 days a week. Telephone and Internet voting information is provided on the proxy card. Control numbers, located immediately above the electronic voting instructions on the proxy cards, are designed to verify stockholders' identities and allow them to vote their shares and confirm that their voting instructions have been properly recorded.

                                Proposal No. 1

                             ELECTION OF DIRECTORS

   The Board of Directors is divided into three classes, with each of the classes having three directors (subject to vacancies) and only one class being elected each year. In 2001, three directors are to be elected as Class I directors for a term of three years or until the election and qualification of their respective successors. The current Class I directors (whose terms expire on the date of the Annual Meeting) are Arthur E. Svendsen, Dr. James L. Doti and Keith D. Koeller.

   Mr. Svendsen, who has served as the Chairman of the Board of the Company since 1961, has announced his retirement from the Board of Directors effective as of the date of the Annual Meeting. Stephen J. Scarborough, the Chief Executive Officer of the Company, will assume the additional position of Chairman of the Board upon Mr. Svendsen's retirement. Mr. Svendsen will assume the advisory role of Chairman Emeritus of the Company.

Nominees for Election

   The Board of Directors has nominated the following persons for election as Class I directors: Dr. James L. Doti, Keith D. Koeller and Andrew H. Parnes. Dr. Doti and Mr. Koeller have served as directors of the Company since 1995. Mr. Parnes does not currently serve on the Board of Directors.

   The information set forth below as to each nominee has been furnished by the nominee:

                                                      Period Served as Director
                                                             or Executive
                                                        Officer of the Company
                                                          and Other Business
   Name and Present Position,        Class of  Term     Experience During the
    if any, with the Company     Age Director Expires      Past Five Years
   --------------------------    --- -------- ------- -------------------------
 Dr. James L. Doti(1)(2)........  54 Class I   2004   Director since May 1995.
                                                      President of Chapman
                                                      University since 1991 and
                                                      professor of economics
                                                      since 1974. Dr. Doti
                                                      founded the University's
                                                      Center for Economic
                                                      Research in 1978 and was
                                                      appointed the Donald Bren
                                                      Distinguished Professor
                                                      of Business and Economics
                                                      in 1999. He is also a
                                                      director of First
                                                      American Financial
                                                      Corporation, a financial
                                                      services company,
                                                      Fleetwood Enterprises,
                                                      Inc., a producer of
                                                      manufactured housing and
                                                      recreational vehicles,
                                                      and Remedy Temp., Inc., a
                                                      provider of temporary
                                                      staffing services.

 Keith D. Koeller(3)............  44 Class I   2004   Director since May 1995.
                                                      Since 1986, Mr. Koeller
                                                      has served as a Partner
                                                      of the law firm of Mower,
                                                      Koeller, Nebeker, Carlson
                                                      & Haluck.

 Andrew H. Parnes...............  42 Class I   2004   Senior Vice President-
  Senior Vice President-Finance,                      Finance of the Company
  Chief Financial Officer and                         since January 2001 and
  Treasurer                                           Vice President-Finance
                                                      prior to this and since
                                                      January 1997. In
                                                      addition, Mr. Parnes has
                                                      served as Chief Financial
                                                      Officer of the Company
                                                      since July 1996 and as
                                                      its Treasurer since
                                                      January 1991. From
                                                      December 1989 until July
                                                      1996, Mr. Parnes served
                                                      as the Company's
                                                      Controller.

--------
(1) Member of the Compensation Committee of the Board of Directors.

(2) Member of the Nominating Committee of the Board of Directors.

(3) Member of the Audit Committee of the Board of Directors.

   Assuming the presence of a quorum, directors will be elected by a plurality of the votes of the shares present and entitled to vote at the Annual Meeting. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome. Unless instructed otherwise, the persons named on the accompanying form of proxy will vote all proxies received by them in favor of election of the three nominees named above. The Board of Directors of the Company does not contemplate that any of its proposed nominees listed above will become unavailable for any reason, but if such unavailability should occur before the Annual Meeting, proxies will be voted for another nominee selected by the Board of Directors.

   THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR.

Other Directors

   The following table sets forth certain pertinent information with respect to the other directors of the Company. The information as to each director has been furnished by the director.

                                                  Period Served as Director or
                                                            Executive
                                                   Officer of the Company and
                                                         Other Business
 Name and Present Position,      Class of  Term    Experience During the Past
  if any, with the Company   Age Director Expires          Five Years
 --------------------------  --- -------- ------- ----------------------------
 Stephen J.                   52 Class II  2002   Director since May 1996 and
  Scarborough(2)(4).........                      Chief Executive Officer
  Chief Executive Officer                         since January 2000. Mr.
  and President                                   Scarborough also serves as
                                                  President of the Company, a
                                                  position he has held since
                                                  October 1996. From January
                                                  1996 until October 1996, Mr.
                                                  Scarborough served as
                                                  Executive Vice President of
                                                  the Company. Prior to this
                                                  and since 1981, Mr.
                                                  Scarborough was President of
                                                  the Company's Orange County,
                                                  California homebuilding
                                                  division.

 Douglas C. Jacobs(2)(3)....  60 Class II  2002   Director since May 1998.
                                                  Vice President of Finance
                                                  and Treasurer of the
                                                  Cleveland Browns, a
                                                  professional football team,
                                                  since February 1999.
                                                  Mr. Jacobs served as the
                                                  Executive Vice President of
                                                  Gucci Timepieces (America)
                                                  Inc. from December 1997 to
                                                  January 1999 and as
                                                  President of the Severin
                                                  Group (dba Gucci Timepieces)
                                                  from April 1996 to November
                                                  1997. Prior to April 1996,
                                                  Mr. Jacobs was a Partner of
                                                  the accounting firm of
                                                  Arthur Andersen LLP.

 Larry McNabb(1)............  52 Class II  2002   Director since May 1999.
                                                  President and Chief
                                                  Executive Officer of Vicor,
                                                  Inc., an e-business provider
                                                  of advanced accounts
                                                  receivable solutions, since
                                                  December 2000. From April
                                                  1998 until December 2000,
                                                  Mr. McNabb served as the
                                                  President of Vicor Financial
                                                  Services, a division of
                                                  Vicor, Inc. From August 1997
                                                  until December 2000, Mr.
                                                  McNabb also served as Chief
                                                  Executive Officer of Primary
                                                  Payment Systems, a payments
                                                  risk management company.
                                                  From August 1996 until March
                                                  1998, Mr. McNabb was an
                                                  independent consultant to
                                                  the financial industry.
                                                  Prior to this time, and for
                                                  a period of eleven years, he
                                                  served Bank of America in
                                                  various capacities,
                                                  including as Group Executive
                                                  Vice President in charge of
                                                  global payments from January
                                                  1995 to August 1996 and as
                                                  Chief Executive Officer of
                                                  Bank of America Texas from
                                                  October 1992 to January
                                                  1995.

                                                    Period Served as Director
                                                           or Executive
                                                    Officer of the Company and
                                                          Other Business
 Name and Present Position,      Class of   Term    Experience During the Past
  if any, with the Company   Age Director  Expires          Five Years
 --------------------------  --- --------- ------- ---------------------------
 Michael C. Cortney.........  53 Class III  2003   Director since May 2000 and
  Executive Vice President                         Executive Vice President of
                                                   the Company since January
                                                   2000. Mr. Cortney served as
                                                   Senior Vice President of
                                                   the Company from January
                                                   1998 until December 1999.
                                                   Mr. Cortney also served as
                                                   President of the Company's
                                                   Northern California
                                                   homebuilding division from
                                                   1985 until August 2000. Mr.
                                                   Cortney joined the Company
                                                   in 1982.

 Ronald R. Foell(3)(4)......  72 Class III  2003   Director since 1967 and
                                                   President of the Company
                                                   from 1969 until October
                                                   1996.

 Jeffrey V. Peterson(1).....  55 Class III  2003   Director since May 2000.
                                                   Managing Director of Trust
                                                   Company of the West since
                                                   1992. From 1987 until 1992,
                                                   Mr. Peterson was Managing
                                                   Director of Investment
                                                   Banking for Kidder Peabody
                                                   & Co. Prior to this time,
                                                   Mr. Peterson was an
                                                   Associate Director at Bear,
                                                   Stearns & Co.

--------
(1) Member of the Compensation Committee of the Board of Directors.

(2) Member of the Nominating Committee of the Board of Directors.

(3) Member of the Audit Committee of the Board of Directors.

(4) Member of the Executive Committee of the Board of Directors.

                                Proposal No. 2

                    AMENDED MANAGEMENT INCENTIVE BONUS PLAN

   At the Annual Meeting, stockholders will be asked to approve the Company's Amended and Restated Management Incentive Bonus Plan (the "Amended Bonus Plan") in which certain of the Company's executive officers will be eligible to participate. The Amended Bonus Plan is being submitted for stockholder approval to ensure the continued deductibility to the Company of certain cash compensation to be paid under the Plan with respect to the 2001 calendar year and in subsequent years to the participating executive officers as more fully described below. The Amended Bonus Plan has been approved by the Compensation Committee of the Board of Directors.

   Prior to the amendment and restatement of the bonus plan by the Compensation Committee, payments under the plan were made to the Company's Chairman, Arthur E. Svendsen, the Company's President and Chief Executive Officer, Stephen J. Scarborough, and the Company's Executive Vice President, Michael C. Cortney based upon a fixed participation level for each of the participants. The Compensation Committee amended and restated the bonus plan to provide the committee the flexibility to each year select the participants in the plan, from among the eligible participants, and the participation levels of each participant. The committee believes the Amended Bonus Plan will enable it to adjust the participation for any given year to better reflect the expected contribution to the Company's financial performance of each participant in that year. Under the Amended Bonus Plan, persons appointed to any of the following positions will each be eligible, at the discretion of the Compensation Committee, to participate in the bonus plan: the Company's Chairman, Chief Executive Officer, President or any Vice President. Under the Amended Bonus Plan the aggregate payments made to the selected participants for any fiscal year shall continue, as under the prior plan, to be no more than 4% of the consolidated pretax operating results of the Company.

Application of Tax Rules to Officer Compensation

   Under current tax legislation and Treasury regulations, including Section 162(m) of the Internal Revenue Code (the "Tax Rules"), compensation paid to certain executive officers in excess of $1,000,000 in any fiscal year will not be deductible to the Company for federal income tax purposes unless such compensation qualifies as "performance-based compensation" (as defined in the Tax Rules) or is otherwise exempt from such limits on deductibility. The applicable conditions which must be satisfied in order to qualify for the performance-based compensation exception include, among others, a requirement that the stockholders of the Company approve the material terms of the performance goals under which the compensation is to be paid prior to payment. The Amended Bonus Plan effected by the Compensation Committee requires such approval. Since 1978, the first year the bonus plan was used for the Chief Executive Officer, there have been seven years in which one or more of the participants was paid compensation in excess of $1,000,000 under the terms of the bonus plan.

Description of the Plan

   Any person appointed by the Board to the position of Chairman, Chief Executive Officer, President or Vice President will be eligible, at the discretion of the Compensation Committee, to participate in the Amended Bonus Plan. No later than 90 days after the beginning of each fiscal year, the Compensation Committee shall determine the participants for that year and the participation levels for such participants. Once set, these parameters may not then be changed for that fiscal year, except as permitted, if at all, by the Treasury Regulations issued pursuant to Section 162(m) of the Code. The participation level for each participant shall be the percentage of consolidated pretax operating income of the Company that the Compensation Committee shall determine shall be paid to such participant, which percentage shall not exceed 4% for any individual participant, nor 4% for all participants in the aggregate. The Compensation Committee is not required to allocate the full 4% among the selected plan participants, and for 2001 the aggregate allocation to plan participants will be 3.75% of pretax operating income. Participation in the plan will be based on a participant's continued service to the Company throughout the year in one or more of the eligible positions. The termination of employment of any participant will not effect the eligibility or participation levels of the remaining participants. After the annual audit of the Company's financial statements has been completed as of the end of the year, each participant shall be entitled to receive from the Company a cash bonus for services provided during the course of the immediately preceding fiscal year in an amount equal to (1) their participation level for that year multiplied by (2) the consolidated pretax operating income of the Company as set forth in the Company's audited financial statements. No bonus payments, or any portion thereof, under the Amended Bonus Plan shall be paid to any executive officer who is not an employee of the Company as of the last day of any calendar year. Furthermore, the Amended Bonus Plan is not, nor is to be construed as, a guarantee of employment for any set term or period of time.

   The Compensation Committee retains the discretion to terminate eligibility in the bonus plan for one or more of the specified executive officer positions or to otherwise amend the bonus plan on a prospective basis at its discretion. The Compensation Committee must certify in writing prior to payment that the amount of any payment to an executive officer is the amount provided for under the applicable annual formulas.

Comparison of Benefits under Prior and Amended Plan

   The specific future benefits to be paid to eligible participants under the Amended Bonus Plan are not determinable in advance because of their dependency on future operating results of the Company and the participation and participation levels for each eligible participant as determined by the Compensation Committee. However, for fiscal 2001, subject to approval by the stockholders of the Amended Bonus Plan, the Compensation Committee has selected Stephen J. Scarborough, the Chief Executive Officer and President, for participation at a level of 2.25% and Michael C. Cortney, the Executive Vice President, for participation at a level of 1.5%. As a result of his retirement, Mr. Svendsen will no longer participate in the plan. The following chart compares the amount of cash bonuses paid to the Chairman, the Chief Executive Officer and President, and the Executive Vice President for 2000, prior to the amendment and restatement of the plan, with the cash bonuses that would have been paid to the Chief Executive Officer and President and the Executive Vice President of the Company for 2000 had the Amended Bonus Plan been in place for that year, but using the participation and participation levels as set by the Compensation Committee for 2001.

                            Standard Pacific Corp.
                        Management Incentive Bonus Plan
                            Pro Forma Plan Benefits

                                     Prior Bonus Plan     Amended Bonus Plan
                                    Actual Payments for        Pro Forma
                                           2000            Payments for 2000
                                   --------------------- ---------------------
                                    Formula               Formula
        Name and Position          Percentage  Payments  Percentage  Payments
        -----------------          ---------- ---------- ---------- ----------
Arthur E. Svendsen
  Chairman........................     0.5%   $  830,736       0%          --

Stephen J. Scarborough
  Chief Executive Officer and
   President......................    2.25%   $3,738,334    2.25%   $3,747,321

Michael C. Cortney
  Executive Vice President........    1.25%   $2,076,845     1.5%   $2,498,214
                                      ----    ----------    ----    ----------

Participant Group (3 persons
 actual, 2 persons pro forma).....     4.0%   $6,645,915    3.75%   $6,245,535
                                      ====    ==========    ====    ==========

Board Recommendation

   The Board of Directors believes that the bonus plan has, over its many years, promoted, and will continue to promote, the interests of the Company and its stockholders and continue to enable the Company to attract, retain and motivate persons important to the Company's success through the achievement of improved financial performance. THE BOARD OF DIRECTORS (WITH MESSRS. SVENDSEN, SCARBOROUGH AND CORTNEY ABSTAINING) RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE AMENDED BONUS PLAN WHICH WILL PRESERVE THE TAX DEDUCTION TO THE COMPANY OF PAYMENTS MADE UNDER THE PLAN. Messrs. Svendsen, Scarborough and Cortney are eligible participants in the Amended Bonus Plan, and, in particular, Messrs. Scarborough and Cortney are eligible to receive compensation thereunder for fiscal 2001. Accordingly, each of these three directors has abstained from such recommendation. Proxies solicited by the Board of Directors will be voted in favor of the Amended Bonus Plan unless stockholders specify otherwise in the proxy. The affirmative vote of the holders of a majority of the shares represented at the Annual Meeting and entitled to vote on the proposal is necessary to approve the Amended Bonus Plan. An abstention will have the same effect as a vote against the proposal. Broker non-votes are not considered shares entitled to vote and therefore will not affect the proposal's approval.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information as of March 1, 2001 (except as noted otherwise) regarding ownership of the Company's shares of common stock by (i) each nominee for director, (ii) each director and each executive officer of the Company named in the Summary Compensation Table,
(iii) all directors and executive officers as a group, and (iv) the beneficial owners of more than 5% of the Company's common stock based upon information received from such persons:

                                                 Amount and        Percent of
                                                  Nature of        Outstanding
    Name of Beneficial Owner               Beneficial Ownership(1)  Shares **
    ------------------------               ----------------------- -----------
Arthur E. Svendsen(2).....................        2,800,000            9.3%
Stephen J. Scarborough(3).................          542,000            1.8%
Michael C. Cortney(4).....................          210,500              *
Andrew H. Parnes(5).......................          121,260              *
Clay A. Halvorsen(6)......................           70,000              *
Dr. James L. Doti(7)......................           14,000              *
Ronald R. Foell(8)........................          347,124            1.1%
Douglas C. Jacobs(9)......................            9,000              *
Keith D. Koeller(10)......................            6,000              *
Larry McNabb(11)..........................            9,000              *
Jeffrey V. Peterson.......................                0              *
Directors and Executive Officers As a
 Group (12 persons)(12)...................        4,152,349           13.4%
Dimensional Fund Advisors Inc.(13)........        2,295,472            7.6%

--------
 *  Less than one percent

** Applicable percentage of ownership is based on 30,192,157 shares of the Company's common stock outstanding on March 1, 2001.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise noted, and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares indicated. Shares of common stock subject to options currently exercisable or exercisable within 60 days after March 1, 2001, are deemed outstanding for computing the share amount and the percentage ownership of the person holding such stock options, but are not deemed outstanding for computing the percentage of any other person.

 (2) Does not include 30,000 shares held beneficially and of record by Martha Ann Svendsen, Mr. Svendsen's wife, and 25,000 shares held beneficially and of record by trusts established for Mr. Svendsen's grandchildren. The business address of Mr. Svendsen is 15326 Alton Parkway, Irvine, California 92618-2338.

 (3) Includes 473,000 shares subject to options held by Mr. Scarborough which are exercisable within 60 days.

 (4) Includes 133,000 shares subject to options held by Mr. Cortney which are exercisable within 60 days.

 (5) Includes 117,500 shares subject to options held by Mr. Parnes which are exercisable within 60 days.

 (6) Includes 70,000 shares subject to options held by Mr. Halvorsen which are exercisable within 60 days.

 (7) Includes 11,000 shares subject to options held by Dr. Doti which are exercisable within 60 days.

 (8) Includes 11,000 shares subject to options held by Mr. Foell which are exercisable within 60 days.

 (9) Includes 9,000 shares subject to options held by Mr. Jacobs which are exercisable within 60 days.

(10) Includes 6,000 shares subject to options held by Mr. Koeller which are exercisable within 60 days.

(11) Includes 7,000 shares subject to options held by Mr. McNabb which are exercisable within 60 days.

(12) Includes 858,000 shares subject to options which are exercisable within 60 days.

(13) The shares are owned by various investment advisory clients of Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor located at 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, which possesses voting and/or investment power over the securities. Dimensional disclaims beneficial ownership of the shares. This information is based on a Schedule 13G filed by Dimensional on February 2, 2001.

                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Committees of the Board of Directors

   During fiscal year 2000, the Board of Directors had standing Audit, Compensation, Nominating and Executive Committees. The current membership of each committee is as follows, with the chairman of the committee listed first.

Audit Committee    Compensation Committee Nominating Committee   Executive Committee
---------------    ---------------------- --------------------   -------------------
Ronald R. Foell     Dr. James L. Doti     Stephen J. Scarborough Arthur E. Svendsen
Douglas C. Jacobs   Larry McNabb          Dr. James L. Doti      Ronald R. Foell
Keith D. Koeller    Jeffrey V. Petersen   Douglas C. Jacobs      Stephen J. Scarborough

   Audit Committee: The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and has general responsibility for overseeing the system of internal controls and accounting and audit activities of the Company and its subsidiaries. The duties of the Audit Committee include (1) reviewing and updating the written Audit Committee charter on an annual basis, (2) reviewing prior to filing the Company's annual financial statements and Annual Report on Form 10-K with management and the Company's independent accountants, (3) reviewing with management and the independent accountants the quarterly financial statements and Quarterly Reports on Form 10-Q prior to filing, (4) recommending the selection of the accountants and approving the fees to be paid to the accountants, (5) reviewing the independence and effectiveness of the Company's independent accountants, and their significant relationships with the Company, (6) overseeing the integrity of the Company's financial reporting processes and considering and approving changes to these processes, (7) establishing, reviewing and updating a Code of Ethical Conduct and ensuring that management has established a system to enforce this Code, (8) reviewing legal compliance matters, and (9) performing any other actions that the Board of Directors deems appropriate. The Audit Committee held five meetings during 2000.

   Compensation Committee: The main functions of the Compensation Committee are to review and recommend compensation levels of persons designated as executive officers by the Board of Directors and to review and recommend stock options and other related matters pertaining to the executive officers. Additionally, the committee administers the Company's Management Incentive Bonus Plan and stock incentive plans and, subject to the provisions of the plans, selects the employees to receive awards and determines the terms and conditions of such awards. The Compensation Committee held one meeting during 2000.

   Nominating Committee: The main functions of the Nominating Committee are to review and recommend candidates to fill vacancies on the Board of Directors, to recommend the slate of directors to be nominated by the Board for election by the stockholders at the annual meetings of stockholders and to review and make recommendations to the Board on management succession relating to the selection of the Chief Executive Officer and other executive officer positions. The Nominating Committee will consider proposals for nomination from stockholders that are made in writing to the Secretary, that are timely and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. The Nominating Committee held one meeting during 2000.

   Executive Committee: The main functions of the Executive Committee are to exercise, between meetings of the Board of Directors, all of the powers of the Board, except those powers expressly reserved by applicable law to the Board, in the management and direction of the business and conduct of the affairs of the Company, subject to any specific directions given by the Board.

Board of Directors Meetings, Compensation and Attendance

   During 2000, the Company's Board of Directors held five meetings in addition to the committee meetings discussed above. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served.

   Non-management directors of the Company receive an annual fee of $20,000 payable in quarterly installments and receive $1,000 for each Board meeting and annual stockholders meeting attended. In addition, each non-management director who is a member of a committee of the Board of Directors receives $1,000 for each committee meeting attended or $1,500 if he or she is the chairman of a committee.

   During 2000, each non-management director of the Company received a grant of options to purchase 2,000 shares of common stock of the Company. Mr. Peterson received a grant of options to purchase 5,000 shares of common stock of the Company upon his selection to the Board in May 2000. Each option vests one year after the date of grant and is exercisable at the fair market value of the common stock on the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company's Compensation Committee for the 2000 calendar year consisted of the following members of the Board of Directors: Chairman, Dr. James L. Doti; Larry McNabb; and Jeffrey V. Peterson. Dr. Doti, elected to the Board in 1995, is President of Chapman University and a professor of economics. Mr. McNabb, elected to the Board in 1999, is the President and Chief Executive Officer of Vicor, Inc. Mr. Peterson, elected to the Board in 2000, is a Managing Director of Trust Company of the West.

                            EXECUTIVE COMPENSATION

   The following table summarizes the total compensation of the Company's named executive officers for 2000, as well as the total compensation paid to each such individual for the two previous years (or such shorter period that such individual served as an executive officer of the Company).

                          SUMMARY COMPENSATION TABLE

                                                           Long Term
                                                          Compensation
                                Annual Compensation(A)       Awards
                                ---------------------- ------------------
                                                           Securities        All Other
                                     Salary  Bonus(B)  Underlying Options Compensation(C)
 Name and Principal Position    Year   ($)      ($)           (#)               ($)
 ---------------------------    ---- ------- --------- ------------------ ---------------
Arthur E. Svendsen............  2000 402,400   830,736          --             5,200
Chairman of the Board(D)        1999 402,400 1,722,502          --             5,200
                                1998 402,400 1,175,281          --             5,200

Stephen J. Scarborough........  2000 478,600 3,738,334       50,000            5,400
Chief Executive Officer         1999 403,600 2,851,582       75,000            5,500
and President(D)                1998 403,600 1,975,289      195,000            5,500

Michael C. Cortney............  2000 331,000 2,076,845       40,000            5,400
Executive Vice President(E)

Andrew H. Parnes..............  2000 259,200   450,000       15,000            5,400
Senior Vice President-Finance,  1999 239,200   300,000       30,000            5,500
Treasurer and Chief Financial   1998 204,200   210,000       72,000            5,500
 Officer

Clay A. Halvorsen.............  2000 249,200   245,000       15,000            5,400
Senior Vice President,          1999 229,200   150,000       30,000            5,500
General Counsel and Secretary   1998 204,200   100,000       70,000            5,500

--------
(A) The amount of perquisites and other personal benefits received by each of the named executive officers for the years indicated did not exceed the lesser of $50,000 or 10 percent of the individual's total of annual salary and bonus for the year, which represents the threshold reporting requirement.

(B) Bonuses represent amounts earned for each year but paid in the subsequent year.

(C) Includes the Company contributions to the Company's 401(k) retirement plan which amounted to $5,000 per year. The balance of this amount, after deducting the Company's 401(k) contributions, represents premiums on life insurance coverage paid by the Company.

(D) Effective January 1, 2000, Mr. Svendsen resigned from his position as Chief Executive Officer and was succeeded by Mr. Scarborough as Chief Executive Officer.

(E) Mr. Cortney became an executive officer of the Company in January 2000.

   The following table summarizes option grants to the Company's named executive officers for fiscal year 2000 and the potential realizable value at certain assumed rates of stock price appreciation for the option term:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
                          --------------------------------------------
                          Number of                                    Potential Realizable Value
                          Securities  % of Total                         at Assumed Annual Rate
                          Underlying   Options    Exercise             of Stock Price Appreciation
                           Options    Granted to   or Base                 for Option Term(D)
                           Granted   Employees in   Price   Expiration ---------------------------
          Name            (#)(A)(B)  Fiscal Year  ($/Sh)(C)    Date       5%($)         10%($)
          ----            ---------- ------------ --------- ---------- ---------------------------
Arthur E. Svendsen......       --        --           --        --              --             --

Stephen J. Scarborough..    50,000       9.0%      23.375      2010         735,021      1,862,687

Michael C. Cortney......    40,000       7.2%      23.375      2010         558,016      1,490,149

Andrew H. Parnes........    15,000       2.7%      23.375      2010         220,506        558,806

Clay A. Halvorsen.......    15,000       2.7%      23.375      2010         220,506        558,806

--------
(A) All options vest and become exercisable in increments of 33 1/3% per year beginning December 13, 2001.

(B) All options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. All of the options were granted under the Company's 1997 Stock Incentive Plan, except for 27,600 options granted to Mr. Scarborough under the 2000 Stock Incentive Plan and 11,750 options granted to Mr. Halvorsen under the 1991 Employee Stock Incentive Plan. Under the terms of the plans, the compensation committee retains discretion, subject to plan limits, to modify certain of the terms of outstanding options, except that the committee may not re-price options granted under the 2000 Stock Incentive Plan.

(C) The options were granted at the closing market price for the Company's common stock on the date of grant. The exercise price may be paid by delivery of already owned shares or, with the consent of the Company, by offset of the underlying shares.

(D) Potential gains are net of the option exercise price, but before taxes associated with exercise.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTIONS OUTSTANDING

   The following table shows option exercises during 2000 and the number of unexercised options previously granted to the named executive officers which were exercisable and unexercisable at December 31, 2000.

                                                        Number of Securities
                                                       Underlying Unexercised     Value of Unexercised
                                                             Options at          In-the-Money Options at
                                                        December 31, 2000(#)     December 31, 2000($)(1)
                          Shares Acquired    Value    ------------------------- -------------------------
   Name                   on Exercise(#)  Realized($) Exercisable Unexercisable Exercisable Unexercisable
   ----                   --------------- ----------- ----------- ------------- ----------- -------------
Arthur E. Svendsen......         --            --           --           --            --           --
Stephen J. Scarborough..         --            --       473,000      245,000     6,325,063    2,676,250
Michael C. Cortney......         --            --       133,000      100,000     1,567,750      682,500
Andrew H. Parnes........       7,240        87,333      117,500       52,500     1,380,938      426,563
Clay A. Halvorsen.......         --            --        60,001       54,999       603,131      404,994

--------
(1) At December 29, 2000, the last trading day of December 2000, the closing price of the Company's common stock was $23.38.

Employment Agreements

   None of the current named executive officers of the Company is a party to an employment contract. The officers of the Company are elected annually and serve at the discretion of the Board of Directors.

Change in Control Agreements

   Each of the named executive officers other than Mr. Svendsen is party to an agreement with the Company providing for payment of severance benefits to the employee in the event of termination of his employment in connection with a change of control of the Company. The severance benefits are payable if the Company terminates the employment of the employee without cause or the employee voluntarily terminates his employment for good reason (generally consisting of adverse changes in responsibilities, compensation, benefits or location of work place) within two years after a change of control or prior to and in connection with, or in anticipation of, such a change.

   The severance benefits generally consist of (i) a lump sum payment equal to two times the employee's annual base salary and two times his or her average annual bonus and incentive compensation determined over the three prior years;
(ii) acceleration of the date when outstanding stock options become exercisable; and (iii) continuation for two years of the Company life, health and disability insurance (without an exclusion for pre-existing conditions), car allowance and any cash-in-lieu payments. As Chief Executive Officer, Mr. Scarborough's agreement provides for payments equal to three times his base salary and average annual bonus, and the continuation of benefits for three years. The benefits will be increased to the extent the employee has to pay taxes associated with "excess parachute payments" under the Internal Revenue Code, such that the net amount received by the employee is equal to the total payments he or she would have received had the tax not been incurred.

                             CERTAIN TRANSACTIONS

   In 2000, Andrew H. Parnes, the Company's Senior Vice President-Finance, Chief Financial Officer and Treasurer purchased a new home from the Company and Michael C. Cortney, the Company's Executive Vice President, entered into a sales contract to purchase a new home from the Company. In each transaction, the purchase price for the home was the market price that would be paid by unaffiliated persons. In connection with the purchases, each executive officer purchased generally available upgrades at the Company's cost, pursuant to a program available to all employees of the Company.

   Mr. Koeller is a partner with the law firm of Mower, Koeller, Nebeker, Carlson & Haluck. The Company retained the law firm of Mower, Koeller, Nebeker, Carlson & Haluck to provide legal services to the Company during 2000, and anticipates that it will continue to retain the law firm to provide legal services in 2001 as well.

   The following reports of the Compensation Committee and Audit Committee and the performance graph that appears immediately after such reports shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

                     REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

   As members of the Compensation Committee we are responsible for reviewing and recommending compensation levels of persons designated as executive officers by the Board of Directors and reviewing and recommending stock option grants and other related compensation matters pertaining to the executive officers.

Overall Executive Compensation Philosophy

   The compensation philosophy of the Company, which is endorsed by the Compensation Committee, is that a substantial portion of the annual compensation of each executive officer should be based upon the performance of the Company and a subjective evaluation of the contribution to that performance made by each executive officer. The performance related component of the compensation of the Chairman of the Board, Chief Executive Officer and President, and Executive Vice President, Messrs. Svendsen, Scarborough and Cortney, respectively, during the 2000 calendar year, was contingent upon the pre-tax operating results of the Company pursuant to the Company's Management Incentive Bonus Plan (the "Bonus Plan").

   The Compensation Committee further believes executive compensation should attract and retain key employees and provide incentives to assist the Company in achieving strategic and financial goals which should ultimately enhance the value of the Company's stock.

   In that regard, executive compensation consists of three components: (1) base salary, (2) annual bonus based on the consolidated pre-tax results of operations of the Company, and (3) longer-term incentives through the award of stock options under the Company's stock option plans.

   In general, when compared to other publicly-held companies in the homebuilding industry, the Compensation Committee believes that executives should receive a base salary that is generally competitive with those paid by publicly-held companies with consideration given to the executives' experience, duties and responsibilities. The Compensation Committee believes the contingent portion of the executives' compensation in the form of the annual bonus based on the Company's consolidated operations for the year is an important component of compensation for the Chairman of the Board, Chief Executive Officer and President, and Executive Vice President.

   To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. Some types of compensation payments and their deductibility (e.g. the difference between the option exercise price and market price of the Company's stock on the date of exercise of non-qualified options) depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. For 2000, the salaries and bonuses paid to the executive officers were fully deductible by the Company. The Compensation Committee will consider various alternatives to preserve the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

   The Company and the Compensation Committee currently do not endorse employment contracts and, therefore, none of the current executive officers of the Company is a party to an employment contract.

Annual Salary and Incentive Compensation Program

   In reviewing the incentive compensation levels of the Chief Executive Officer and the Company's four other named executive officers during 2000, the Compensation Committee has taken note of management's ability to achieve certain strategic goals, identify and acquire parcels of land in key markets, develop and design homes which respond to current market conditions, augment and extend the maturity of the Company's bank credit facility, raise capital from the public securities markets, and give overall management and strategic direction to the Company's operations, all of which contribute to the Company's prospects for the future.

   In consideration of the Compensation Committee's policy of providing a significant portion of executive officers' total compensation, when measured over a longer term basis spanning a business cycle, through annual bonuses to provide them with incentives to achieve the Company's financial and operational goals and thereby increase stockholder value, the Compensation Committee recommended and the Board of Directors approved the following base salaries and bonuses for the named executive officers.

 Chairman of the Board, Chief Executive Officer and President, and Executive Vice President

   Base Salary

   Messrs. Svendsen, Scarborough and Cortney earned base salaries of $400,000, $475,000 and $325,000, respectively, for 2000. Based on the Committee's subjective evaluation of the executives' duties, responsibilities and performance, Mr. Svendsen's base salary for 2001 was set at $400,000, Mr. Scarborough's base salary for 2001 was set at $600,000 and Mr. Cortney's base salary for 2001 was set at $420,000.

   Bonus Plan

   Under the Company's bonus formula for Mr. Svendsen set forth in the Bonus Plan as in effect for 2000, Mr. Svendsen received a bonus equal to 0.5% of the consolidated pre-tax operating results of the Company as a whole. Under this formula, Mr. Svendsen was awarded a bonus of $830,736 for 2000. Under the Bonus Plan, there is no maximum bonus which may be earned by any of the executives covered by the Plan.

   Under the Company's bonus formula for Mr. Scarborough set forth in the Bonus Plan as in effect for 2000, Mr. Scarborough received a bonus equal to 2.25% of the consolidated pre-tax operating results of the Company as a whole. Pursuant to the formula, Mr. Scarborough earned a bonus of $3,738,334 for 2000.

   Under the Company's bonus formula for Mr. Cortney set forth in the Bonus Plan as in effect for 2000, Mr. Cortney received a bonus equal to 1.25% of the consolidated pre-tax operating results of the Company as a whole. Pursuant to the formula, Mr. Cortney earned a bonus of $2,076,845 for 2000.

 Other Named Executives

   The salaries of Mr. Parnes and Mr. Halvorsen for 2001 were set at $315,000 and $270,000, respectively. The Compensation Committee prefers to award a discretionary bonus to these executives, and as a result they do not participate in the Bonus Plan. Mr. Parnes and Mr. Halvorsen received discretionary bonuses of $450,000 and $245,000, respectively, for 2000.

Stock Option Plans

   The Company does not offer a long-term cash incentive plan. To reward executives on a long-term basis, stock options have been granted to provide an important part of the equity link to stockholders. Options are granted at the market value of the Company's stock on the date of grant and only have value if the Company's stock price rises.

   Mr. Svendsen has never been granted options under any of the Company's stock option plans. In December, 2000, Messrs. Scarborough, Cortney, Parnes and Halvorsen were granted options to purchase 50,000, 40,000, 15,000 and 15,000 shares of common stock, respectively. All of the foregoing option grants were made at exercise prices equal to the common stock's closing price on the date of the grant.

                            COMPENSATION COMMITTEE
                                 James L. Doti
                                 Larry McNabb
                              Jeffrey V. Peterson

December 13, 2000

                         REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors

   As members of the Audit Committee for the 2000 calendar year, we are responsible for representing the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, and have general responsibility for overseeing the system of internal controls and accounting and audit activities of the Company and its subsidiaries. The Board of Directors has determined that each member of the Audit Committee is an independent director as defined under the rules of the New York Stock Exchange. The Board of Directors adopted on May 18, 2000 the written Audit Committee Charter attached to this proxy statement as Appendix A.

   The Audit Committee has reviewed and discussed with management and the independent auditors the annual audited financial statements of the Company and Annual Report on Form 10-K and the quarterly financial statements and Quarterly Reports on Form 10-Q. Management has the primary responsibility for the financial statements and the reporting process of the Company. Arthur Andersen LLP, the Company's independent auditors, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

   The Audit Committee has discussed with Arthur Andersen the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees). In addition, Arthur Andersen has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the committee discussed with Arthur Andersen their independence from the Company and its management. The Audit Committee also considered whether Arthur Andersen's provision of non-audit services to the Company is compatible with Arthur Andersen's independence.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Executive Committee of the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

March 20, 2001

                                AUDIT COMMITTEE
                                Ronald R. Foell
                               Douglas C. Jacobs
                               Keith D. Koeller

                              COMPANY PERFORMANCE

   The following graph shows a five-year comparison of cumulative total returns to stockholders for the Company, with the Standard & Poor's 500 Composite Stock Index and the Dow Jones Industry Group--Home Construction Index. The graph assumes reinvestment of all dividends.

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL STOCKHOLDERS' RETURN
 AMONG STANDARD PACIFIC CORP., THE STANDARD & POOR'S 500 COMPOSITE STOCK INDEX
            AND THE DOW JONES INDUSTRY GROUP-HOME CONSTRUCTION INDEX


                             Standard
Measurement Period           Pacific        S&P
(Fiscal Year Covered)        Corporation    500 Index    Peer Group
-------------------          -----------    ----------   ----------
Measurement Pt-1995          $100           $100         $100
FYE   1996                   $ 97           $123         $100
FYE   1997                   $255           $164         $144
FYE   1998                   $233           $211         $156
FYE   1999                   $184           $255         $105
FYE   2000                   $402           $232         $164

   The above graph is based upon common stock and index prices calculated as of year end for each of the last five calendar years. The Company's December 29, 2000 common stock closing price was $23.38 per share. On March 20, 2001, the Company's common stock closed at $22.06 per share. The stock price performance of the Company's common stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

                        INFORMATION CONCERNING AUDITORS

   Arthur Andersen LLP, Independent Public Accountants, have been the auditors for the financial statements of the Company for each year since the year ended December 31, 1968. As in prior years, a meeting of the Audit Committee will be held during the year, at which time a recommendation will be made as to the selection of the Company's auditors for the current fiscal year. Representatives of Arthur Andersen will be present at the 2001 Annual Meeting and they will be given an opportunity to make a statement if they desire to do so and will be available to respond to any appropriate questions from stockholders.

   In addition to retaining Arthur Andersen to audit the consolidated financial statements for 2000, the Company and its subsidiaries retained Arthur Andersen to provide various consulting services in 2000. The aggregate fees billed for professional services by Arthur Andersen in 2000 for these various services were:

   Audit fees: Fees of $168,000 were billed for professional services rendered to the Company and its subsidiaries for the audit of the Company's financial statements for fiscal 2000 and review of the financial statements included in the Company's Forms 10-Q for fiscal 2000.

   Financial information systems design and implementation fees: No services were rendered by Arthur Andersen in connection with financial information systems design and implementation, and as a result no fees were billed with respect to such matters.

   All other fees: Fees of $236,790 were billed for other services, including tax services, services related to mergers and acquisitions, and services related to public securities offerings.

   The Audit Committee considered the provision of the services listed above by Arthur Andersen and determined that the provision of such services was compatible with maintaining the independence of Arthur Andersen.

       STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

   Any eligible stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 2002 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before November 30, 2001. The Board of Directors of the Company will review new proposals from eligible stockholders which it receives by that date and will determine whether such proposals will be included in its 2002 proxy solicitation materials. A stockholder is eligible to present proposals to the Board of Directors if he or she is the record or beneficial owner of at least one percent or $2,000 in market value of securities entitled to be voted at the 2002 Annual Meeting and has held such securities for at least one year, and he or she continues to own such securities through the date on which the meeting is held.

   According to the Bylaws of the Company, in order for a stockholder proposal to be properly brought before any meeting of the stockholders, the stockholder must give notice of the proposal in writing to the Secretary of the Company not less than ninety days in advance of the meeting or, if later, the seventh day following the first public announcement of the date of the meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   To the Company's knowledge, all of the reports required under Section 16(a) of the Securities Exchange Act of 1934, during or with respect to the fiscal year ended December 31, 2000, were filed on a timely basis, except as follows: a Form 4 reporting the exercise of 5,000 stock options and the sale of the shares received upon the exercise thereof by Keith D. Koeller on November 7, 2000; and an amended Form 3 filed by Jari L. Kartozian on January 10, 2001 correcting a Form 3 filed on January 25, 2000.

                            FORM 10-K ANNUAL REPORT

   Along with this proxy statement, the Company has provided each stockholder entitled to vote, a copy of its Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 Form 10-K") without the exhibits thereto. The Company will provide, without charge, a copy of its 2000 Form 10-K, or a copy of the exhibits to its 2000 Form 10-K, upon the written or oral request of any stockholder or beneficial owner of common stock. Requests should be directed to the following address:

                               Clay A. Halvorsen
                                   Secretary
                            Standard Pacific Corp.
                              15326 Alton Parkway
                         Irvine, California 92618-2338
                                (949) 789-1600

                                 OTHER MATTERS

   At the time of the preparation of this proxy statement, the Board of Directors of the Company was not aware of any other matters which would be presented for action at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

                                          By Order of the Board of Directors

                                          Clay A. Halvorsen
                                          Secretary

Irvine, California
March 30, 2001

                                  Appendix A

                                                           Adopted May 18, 2000

                            STANDARD PACIFIC CORP.
                          CHARTER OF AUDIT COMMITTEE

This charter sets forth the authority and responsibility of the Audit Committee of the Board of the Directors of Standard Pacific Corp. (the "Company").

I. PURPOSE AND AUTHORITY

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities to the shareholders of the Company by:

  . Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

  . Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and

  . Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities listed below in Section V of this Charter. Subject to any restrictions or limitations on the delegation of power and authority imposed by the provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, the Audit Committee shall have and may exercise all the powers and authority of the Board of Directors reasonably necessary or advisable for the Committee to effectuate its purpose and perform its responsibilities as set forth in this Section I and Section V of this Charter.

II. COMPOSITION

The Audit Committee will be appointed annually to serve at the pleasure of the Board of Directors and will be comprised of not less than three Directors. The Board of Directors shall designate one member of the Committee to be Chair. Vacancies in the Audit Committee may be filled at any meeting of the Board of Directors.

Each member of the Audit Committee shall be independent and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or outside services.

III. MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. Regular meetings of the Audit Committee may be held without call or notice at such times and places as the Audit Committee from time to time may fix. Special meetings of the Audit Committee may be called by the Chairman of the Audit Committee or by the Secretary of the Company when requested to do so by any two members of the Audit Committee or by the Company's independent accountants. Notice shall be given in the same manner as notice of special meetings of the Board of Directors.

Any action required or permitted to be taken at any meeting of the Audit Committee may be taken without a meeting if consent in writing is given thereto by all members of the Audit Committee and such consent is filed with the minutes.

Minutes of the meetings of the Audit Committee will be prepared promptly by the Secretary of the Company or a delegate. The Secretary shall cause to be kept in the minute books of the Company the minutes of the meetings of the Audit Committee. These minutes shall be presented to the members of the Board of Directors from time to time for their information.

IV. QUORUM

A majority of the members of the Audit Committee, but no fewer than two persons, shall constitute a quorum for the transaction of business at any meeting of the Audit Committee. Any action of the Audit Committee to be effective must be authorized by the affirmative vote of a majority of the members thereof present and in any event shall require not less than two affirmative votes.

V. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Meet and Review Documents/Reports

1. Review and update this Charter periodically, and not less than annually, as conditions warrant.

2. Review with financial management and the independent accountants the Company's annual financial statements and Annual Report on Form 10-K prior to its filing, including any certification, report, opinion or review rendered by the independent accountants with respect thereto.

3. Review with financial management and the independent accountants each Quarterly Report on Form 10-Q of the Company prior to its filing. This review may be performed by the Chair or any other member of the Audit Committee to whom this responsibility has been delegated by the Chair or the Committee.

4. Report through the Chair to the Board of Directors following meetings of the Audit Committee.

Independent Accountants

5. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants.

6. On an annual basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

7. Review the performance of the independent accountants and recommend to the Board any discharge of the independent accountants when circumstances warrant. The independent accountants shall be ultimately accountable to the Audit Committee and the Board of Directors.

Financial Reporting Processes

8. In consultation with the independent accountants, review the integrity of the Company's financial reporting processes, both internal and external.

9. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the Company's financial statements.

10. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied to financial reporting.

11. Consider and approve, if appropriate, major changes to the Company's internal auditing and accounting principles and practices as suggested by the independent accountants or management.

12. Establish regular and separate systems of reporting to the Audit Committee by management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

13. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

15. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

16. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

17. Review with the Company's counsel, legal compliance matters including securities laws compliance.

18. Review with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

General

19. Perform any other activities consistent with this Charter, the Company's Certificate of Incorporation and Bylaws, and governing law as the Committee or the Board of Directors deems necessary or appropriate.

                     The Annual Meeting of Stockholders of

                            Standard Pacific Corp.

                              will be held at the
                              Four Seasons Hotel
                           690 Newport Center Drive
                        Newport Beach, California 92660

                                      on

                                  May 16 2001
                           at 11:00 A.M., Local Time

DIRECTIONS:

FROM LOS ANGELES: Take the 405 Freeway South to Jamboree Road and turn right. Proceed to San Joaquin Hills Road and turn left. Turn right onto Santa Cruz Drive. Turn left immediately into the hotel.

FROM SAN DIEGO: Take the 5 Freeway North until the 405 Freeway junction. Take the 405 Freeway North to Jamboree Road and turn left. Proceed to San Joaquin Hills Road and turn left. Turn right onto Santa Cruz Drive. Turn left immediately into the hotel.

FROM JOHN WAYNE AIRPORT: Follow the airport signs to MacArthur Boulevard and turn right. Proceed to Jamboree Road and turn right. Turn left onto San Joaquin Hills Road. Turn right onto Santa Cruz Drive. Turn left immediately into the hotel.

                              [MAP APPEARS HERE]

-------------------------------------------------------------------------------
PROXY


                            STANDARD PACIFIC CORP.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING MAY 16, 2001

The undersigned, a stockholder of STANDARD PACIFIC CORP., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, the Annual Report to Stockholders and the Company's Annual Report on Form 10-K for the year ended December 31, 2000; and, revoking any proxy previously given, hereby constitutes and appoints Stephen J. Scarborough, Andrew H. Parnes and Clay A. Halvorsen, and each of them, his, her or its true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California, on Wednesday, May 16, 2001, at 11:00 A.M., local time, and at any adjournment thereof, on all matters coming before such meeting as set forth on the reverse hereof.

          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
                                      OR
                        VOTE BY INTERNET OR TELEPHONE.



                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------


--------------------------------------------------------------------------------
                            v FOLD AND DETACH HERE v




                     The Annual Meeting of Stockholders of
                            Standard Pacific Corp.
                               Will be held at:



                              Four Seasons Hotel
                           690 Newport Center Drive
                        Newport Beach, California 92660



                                 May 16, 2001
                            11:00 A.M., Local Time












-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    [X] Please mark your
        votes as in this
        example.

    -----------------------------------------------------------------------
         Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director and FOR each other proposal of the Company listed below.
    -----------------------------------------------------------------------
                FOR all Nominees listed  WITHHOLD authority
                (except as marked to the to vote for all
                contrary below)          nominees          Nominees:
                                                           01. Dr. James L.
                                                               Doti
      1. Election                                          02. Keith D.
         of Three         [_]                   [_]            Koeller
         Directors.                                        03. Andrew H.
                                                               Parnes

      To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) in the space provided below.
      ____________________________________________
    -----------------------------------------------------------------------
                                                   FOR  AGAINST  WITHHOLD
      2. Approval of the Company's Amended
         and  Restated  Management                 [_]    [_]      [_]
         Incentive Bonus Plan.

      3. In their discretion, to transact
         such other business as may properly
         come before the meeting.


    -----------------------------------------------------------------------

             Please check this box if you plan to attend the Annual Meeting. [_]

       This proxy must be signed exactly as the stockholder name appears hereon. Executors, administrators, trustees, etc. should give their full title, as such. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.


       _________________________________________________________________________

       _________________________________________________________________________
         SIGNATURE(S)                                                DATE

--------------------------------------------------------------------------------
                           v FOLD AND DETACH HERE v


                          [LOGO OF STANDARD PACIFIC]

                         PROXY VOTING INSTRUCTION CARD

Dear Stockholder:

Your vote is important. Please consider the issues discussed in the proxy statement and cast your vote by:

--------------------------------------------------------------------------------
    Completing, dating, signing and mailing the proxy card in the postage paid envelope included with the proxy statement.
--------------------------------------------------------------------------------

If the envelope is missing send the proxy card to Standard Pacific Corp., c/o First Chicago Trust, a division of EquiServe, P.O. Box 8626, Edison, New Jersey 08818-9133.

--------------------------------------------------------------------------------
    Calling toll-free 1-877-779-8683 from the U.S. or Canada (outside U.S. or Canada, call 1-201-536-8073) on a touch tone telephone.
--------------------------------------------------------------------------------

You will hear these instructions.
              > Enter the last four digits from your social security number.
              > Enter the control number from the box above, just below the perforation.
              > You will then have two options:
                 OPTION 1: To vote as the Board of Directors recommends on all proposals; or
                 OPTION 2: To vote on each proposal separately.
              > Your vote will be repeated to you and you will be asked to confirm it.

--------------------------------------------------------------------------------
    Logging on to the Internet and typing: http://www.eproxyvote.com/spf
--------------------------------------------------------------------------------

              > Have your proxy card ready and follow the instructions.

Your telephone or Internet vote authorizes the proxies named on the reverse of this card to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares by telephone or Internet, there is no need to mail back your proxy card. You can submit your proxy by telephone or Internet anytime before the Annual Meeting on May 16, 2001 at 11:00 a.m. California time. You will need the voter Control Number printed above to vote by telephone or Internet. You should indicate if you plan to attend the meeting in the box provided if you submit by mail or when prompted if you use the telephone or Internet method.

If you receive more than one set of proxy materials from the Company, please act promptly on each set you receive because each represents separate shares. If you return multiple cards by mail, you may use the same return envelope. If you use the Internet or telephone to grant a proxy, each card will have a separate voter control number and must be voted separately.

--------------------------------------------------------------------------------